Exhibit 4.1

D	The Commonwealth of Massachusetts
PC	William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Articles of Voluntary Dissolution	FORM MUST BE TYPED
(General Laws Chapter 156D, Section 14.03; 950 CMR 113.41)

(1)			Exact name of corporation:	Ibis Technology Corporation

(2)			Registered office address:	32 Cherry Hill Drive, Danvers, MA 01923
(number, street, city or town, state, zip code)

(3)			Date authorized:		January 30, 2009
(month, day, year)

(4-5)	Approved by:

(check appropriate box)

	☒	the shareholders as required by G.L. Chapter 156D, Section 14.02.

		The total number of votes entitled to be cast on the proposal to dissolve			14,317,482	;
(number entitled to vote)

		with	9,857,184	votes for and	777,310	votes against the dissolution proposal; or
			(number for dissolution)		(number against dissolution)

undisputed votes for dissolution; and the number cast was sufficient for approval.
(number of undisputed votes)

If voting by groups was required on the dissolution proposal, attach an additional sheet that states the total number of votes entitled to be cast by each voting group; and either the total number of votes cast for and against dissolution by each voting group; or the total of undisputed votes cast for dissolution by each group; and a statement that the number cast for dissolution was sufficient for approval.

Please note that the Plan of Complete Liquidation and Dissolution approved by shareholders is on file with the corporation.

OR

	☐	a method or procedure specified in the articles of organization pursuant to G.L. Chapter 156D, Section 14.02.

Attach an additional sheet to set forth such method or procedure, together with sufficient information to establish that the corporation has complied therewith.

(6)	The dissolution of the corporation shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

P.C					c156ds1403950c11341 01/13/05

Signed by:					,
(signature of authorized individual)

☐	Chairman of the board of directors,

☐	President,

☒	Other officer,

☐	Court-appointed fiduciary,

on this	day of	February	,	2009	.